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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Eltron International, Inc. on Form S-8 (to be filed on or about July 29, 1997) of our report dated February 24, 1997, on our audits of the consolidated financial statements of Eltron International, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.



/s/ Coopers & Lybrand L.L.P.


Sherman Oaks, California
July 28, 1997